SENTINEL GROUP FUNDS, INC.
                      AMENDED AND RESTATED RULE 18f-3 PLAN
                           Effective October 1, 2007

Rule 18f-3 under the Investment Company Act of 1940 (the "Investment Company Act") permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (the "Plan") setting forth the differences among each class of shares, (ii) receive the approval of a majority of the Board of Directors of the fund (including a majority of the non-interested directors) that the Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole, and (iii) file a copy of the Plan with the Securities and Exchange Commission (the "Commission") as an exhibit to the fund's registration statement. The following Plan describes the differences among the classes of shares for certain (each a "Fund," and collectively, the "Funds") series of Sentinel Group Funds, Inc. (the "Company") as set forth in Appendix A hereto.

Each Fund is advised by Sentinel Asset Management, Inc. (the "Advisor") and offers shares as follows:


_________________________________________________________________________________________________________

         Class A Shares                    Class B Shares                    Class C Shares
_________________________________________________________________________________________________________

  Balanced Fund                      Balanced Fund                     Balanced Fund
  Capital Growth Fund                Common Stock Fund                 Capital Growth Fund
  Common Stock Fund                  Conservative Allocation Fund      Common Stock Fund
  Conservative Allocation Fund       High Yield Bond Fund              Conservative Allocation Fund
  Georgia Municipal Bond Fund        International Equity Fund         Government Securities Fund
  Government Securities Fund         Mid Cap Growth Fund               Growth Leaders Fund
  Growth Leaders Fund                Small Company Fund                High Yield Bond Fund
  High Yield Bond Fund               U.S. Treasury Money               International Equity Fund
  International Equity Fund             Market Fund                    Mid Cap Growth Fund
  Mid Cap Growth Fund                                                  Mid Cap Value Fund
  Mid Cap Value Fund                                                   Short Maturity Government Fund
  Short Maturity Government Fund                                       Small Company Fund
  Small Company Fund                                                   Small Mid Cap Fund
  Small Mid Cap Fund
  U.S. Treasury Money Market Fund
_________________________________________________________________________________________________________


___________________________________________________________________________

Class D Shares         Class I Shares                Class S Shares
___________________________________________________________________________

  Balanced Fund    Balanced Fund                   Short Maturity
                   Capital Growth Fund                Government Fund
                   Common Stock Fund
                   Georgia Municipal Bond Fund
                   Government Securities Fund
                   Growth Leaders Fund
                   International Equity Fund
                   Mid Cap Growth Fund
                   Mid Cap Value Fund
                   Small Company Fund
                   Small Mid Cap Fund
___________________________________________________________________________


The shares of each class may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below, except that Class B and Class D shares of may be acquired only through exchanges (Class B only) and by reinvesting dividends and distributions. Class A shares are sold to investors choosing the initial sales charge alternative. Class C shares are sold to investors choosing the deferred sales charge alternative. Class I and Class S shares are sold without a sales charge. Initial sales charges, contingent deferred sales charges ("CDSCs"), fees ("Rule 12b-1 fees") payable under the Company's distribution plans pursuant to Rule 12b-1 under the Investment Company Act (each a "Rule 12b-1 Plan"), conversion periods and rights of accumulation for each of the Funds are as set forth in the current prospectus and statement of additional information for the Company.

Each Class A, Class B, Class C, Class D, Class I and Class S share of a Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that (1) Class B, Class C, Class D and Class S shares bear the expenses of higher ongoing Rule 12b-1 fees and (2) Class B, Class C and Class D shares bear the expenses of the additional incremental transfer agency costs resulting from the additional recordkeeping required by the deferred sales charge arrangement.

Class C shares are subject to a shorter CDSC period at a lower rate, and Class C, Class I and Class S shares forego the Class B and Class D conversion feature. Each class of shares has exclusive voting rights with respect to the Rule 12b-1 Plan applicable to that class. The Rule 12b-1 fees that are imposed on the Class A, Class B, Class C, Class D and Class S shares of a Fund and the deferred sales charges that are imposed on the Class B, Class C and Class D shares of that Fund are imposed directly against that class and not against all assets of the Fund and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by a Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that Rule 12b-1 fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class.

Class A: Class A shares incur an initial sales charge when they are purchased and bear ongoing Rule 12b-1 fees. Class A shares will be issued upon reinvestment of dividends of outstanding Class A shares. Investors purchasing in the aggregate shares in the amount $1 million or more will be offered Class A shares only.

               Class A investors may qualify for reduced initial sales charges through the purchase of certain minimum amounts of Class A shares of a Fund, as described in Appendix B hereto. In these cases in which no initial sales charge is imposed, a CDSC of up to 1% will be imposed on redemptions of Class A shares within two years of purchase, as described in Appendix B hereto. Class A investors may also be eligible to purchase load-waived shares as described in the current registration statement.

Class B: Class B shares are sold on a deferred sales charge basis. Class B shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for periods of up to six years as described in Appendix B hereto. Once the applicable Class B CDSC period has expired, Class B shares will convert automatically to Class A shares at a specified time as described below. Class B shares are available only by exchange or by reinvesting dividends and distributions. Class B investors may be eligible for a waiver of a CDSC as described in the current registration statement.

Class C: Class C shares are sold on a deferred sales charge basis. Class C shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for only one year. Class C shares have no conversion feature. Class C investors may be eligible for a waiver of a CDSC as described in the current registration statement.

Class D: Class D shares are sold on a deferred sales charge basis. Class D shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares but lower than the Rule 12b-1 fees imposed on Class B and Class C shares and a CDSC for seven years as described in Appendix C hereto. Once the Class D conversion period has expired, Class D shares will convert automatically to Class A shares at a specified time as described below. Class D shares may only be purchased by reinvesting dividends and distributions. Class D investors may be eligible for a waiver of a CDSC as described in the current registration statement.

Class I: Class I shares do not incur an initial sales charge, nor are they subject to a deferred sales charge. Class I shares never convert to Class A shares. Class I shares are available only to eligible investors as described in the Funds' current prospectus.

Class S: Class S shares do not incur an initial sales charge, nor are they subject to a deferred sales charge. Class S shares of the Short Maturity Government Fund are subject to higher Rule 12b-1 fees than Class A shares of the Short Maturity Government Fund for the entire holding period of the investment. Class S shares never convert to Class A shares. The minimum initial investment in Class S shares is $50,000.

Exchange Privilege. Holders of Class A, Class B, Class C and Class I shares of a Fund have an exchange privilege with the same class of other Funds, if offered. There is currently no limitation on the number of times a shareholder may exercise the exchange privilege. The exchange privilege may be modified or terminated in accordance with the rules of the Commission. Holders of Class D shares also have an exchange privilege with Class A shares of the U.S. Treasury Money Market Fund. Holders of Class S shares also have an exchange privilege with Class A shares of each of the other Funds, except the Short Maturity Government Fund. Initial purchases of the Class S shares must remain in the account for 90 days before they are eligible for an exchange.

Shares of a Fund are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due upon redemption of the shares of such Fund. Except with respect to exchanges into the U.S. Treasury Money Market Fund, for purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of a Fund is "tacked" to the holding period of the newly acquired shares of the second Fund.

Class A shares of the U.S. Treasury Money Market Fund may be acquired either through a purchase or through an exchange of Class A, Class C, Class D or Class I shares of another Fund; Class B shares of the U.S. Treasury Money Market Fund may not be purchased and may be acquired only in exchange for Class B shares of another Fund. The holding period for shares of the U.S. Treasury Money Market Fund acquired through an exchange of Class B, Class C or Class D shares, however, will not count toward satisfaction of the holding period requirement for the previously owned Class B, Class C or Class D shares for reduction of any CDSC imposed on such shares.

Right of Accumulation. The right of accumulation for each class of shares for each of the Funds is as set forth in the current prospectus and statement of additional information for the Company.

Allocation of Income, Gains, Losses and Expenses. Allocation of income, gains and losses of each Fund shall be allocated pro rata according to the net assets of each class. Allocation of expenses not allocated to a specific class of each Fund other than the U.S. Treasury Money Market Fund shall be allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class. Allocations in the case of the U.S. Treasury Money Market Fund shall be made (i) to each share without regard to class, provided that the Fund has received undertakings from the Advisor or any other provider of services to the Fund, agreeing to waive or reimburse the Fund for payments to such service provider by one or more classes, as allocated as described above, to the extent necessary to assure that all classes of the Funds maintain the same net asset value per share, or (ii) on the basis of relative net asset value.

Amending Rule 12b-1 Plans. No Fund will implement any amendment to the Company's Class A, Class B, Class C, Class D or Class S Rule 12b-1 Plan that would materially increase the amount that may be borne by each class of shares unless the holders of such class of shares, voting separately as a class, approve the proposal.

Conversion of Class B Shares to Class A Shares. After the applicable CDSC period has expired, Class B shares and shares purchased through reinvestment of dividends on those converting Class B shares of a Fund will automatically convert into Class A shares of the same Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge. For purposes of computing the period for conversion of Class B shares to Class A shares, the holding period for the previously owned shares of a Fund is "tacked" to the holding period of the newly acquired shares of the second Fund. The period of time that shares are held in the U.S. Treasury Money Market Fund, however, will not count toward satisfaction of the holding period necessary to convert Class B shares to Class A shares. Shareholders holding Class B shares in certificate form will not receive Class A share certificates until the shareholder tenders the Class B share certificate(s) to the Fund's Transfer Agent. Until Class B share certificates are exchanged for Class A share certificates, the Class B share certificates will represent the shareholder's interest in the Class A shares received upon conversion.

Conversion of Class D Shares to Class A Shares. Approximately ten years from the date of purchase, Class D shares and shares purchased through reinvestment of dividends on those converting Class D shares of a Fund will automatically convert into Class A shares of the same Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge. The period of time that shares are held in the U.S. Treasury Money Market Fund, however, will not count toward satisfaction of the holding period necessary to convert Class D shares to Class A shares. Shareholders holding Class D shares in certificate form will not receive Class A share certificates until the shareholder tenders the Class D share certificate(s) to the Fund's Transfer Agent. Until Class D share certificates are exchanged for Class A share certificates, the Class D share certificates will represent the shareholder's interest in the Class A shares received upon conversion.

                                   Appendix A

                  Series participating in the Rule 18f-3 Plan
                                       of
                           Sentinel Group Funds, Inc.
                           __________________________

Sentinel Balanced Fund
Sentinel Capital Growth Fund
Sentinel Capital Markets Income Fund
Sentinel Common Stock Fund
Sentinel Georgia Municipal Bond Fund
Sentinel Government Securities Fund
Sentinel Growth Leaders Fund
Sentinel High Yield Bond Fund
Sentinel International Equity Fund
Sentinel Mid Cap Growth Fund
Sentinel Mid Cap Value Fund
Sentinel Short Maturity Government Fund
Sentinel Small Company Fund
Sentinel Small/Mid Cap Fund
Sentinel U.S. Treasury Money Market Fund


                                                             Appendix B

====================================================================================================================================

    Class A Shares of Balanced Fund, Capital Growth Fund, Common Stock Fund, Conservative Allocation Fund, Georgia Municipal Bond
  Fund, Growth Leaders Fund, International Equity Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Company Fund and Small/Mid
                                                              Cap Fund
____________________________________________________________________________________________________________________________________

                                  Sale Size                                                    Initial Sales Charge
____________________________________________________________________________________________________________________________________

                                $0 to $24,999                                                          5.0%
____________________________________________________________________________________________________________________________________

                             $25,000 to $49,999                                                        4.5%
____________________________________________________________________________________________________________________________________

                              $50,000 to 99,999                                                        4.0%
____________________________________________________________________________________________________________________________________

                            $100,000 to $249,999                                                       3.0%
____________________________________________________________________________________________________________________________________

                            $250,000 to $999,999                                                       2.0%
____________________________________________________________________________________________________________________________________

                             $1,000,000 or more                                                        0.0%

====================================================================================================================================


====================================================================================================================================

                                               Class A Shares of High Yield Bond Fund
____________________________________________________________________________________________________________________________________

                                  Sale Size                                                    Initial Sales Charge
____________________________________________________________________________________________________________________________________

                                $0 to $99,999                                                          4.0%
____________________________________________________________________________________________________________________________________

                            $100,000 to $249,999                                                       3.5%
____________________________________________________________________________________________________________________________________

                            $250,000 to $499,999                                                       2.5%
____________________________________________________________________________________________________________________________________

                            $500,000 to $999,999                                                       2.0%
____________________________________________________________________________________________________________________________________

                             $1,000,000 or more                                                        0.0%

====================================================================================================================================


====================================================================================================================================

                                            Class A Shares of Government Securities Fund
____________________________________________________________________________________________________________________________________

                                  Sale Size                                                    Initial Sales Charge
____________________________________________________________________________________________________________________________________

                                $0 to $49,999                                                         4.00%
____________________________________________________________________________________________________________________________________

                             $50,000 to $99,999                                                       3.50%
____________________________________________________________________________________________________________________________________

                            $100,000 to $249,999                                                      3.00%
____________________________________________________________________________________________________________________________________

                            $250,000 to $499,999                                                      2.50%
____________________________________________________________________________________________________________________________________

                            $500,000 to $999,999                                                      2.00%
____________________________________________________________________________________________________________________________________

                             $1,000,000 or more                                                        0.0%

====================================================================================================================================


====================================================================================================================================

                                          Class A Shares of Short Maturity Government Fund
____________________________________________________________________________________________________________________________________

                                  Sale Size                                                    Initial Sales Charge
____________________________________________________________________________________________________________________________________

                                $0 to $49,999                                                         3.00%
____________________________________________________________________________________________________________________________________

                             $50,000 to $99,999                                                       2.50%
____________________________________________________________________________________________________________________________________

                            $100,000 to $249,999                                                      2.00%
____________________________________________________________________________________________________________________________________

                            $250,000 to $499,999                                                      1.50%
____________________________________________________________________________________________________________________________________

                            $500,000 to $999,999                                                      1.00%
____________________________________________________________________________________________________________________________________

                             $1,000,000 or more                                                        0.0%

====================================================================================================================================

There is no initial sales charge for purchases of Class A shares of the U.S. Treasury Money Market Fund.


In cases in which there is no sales charge because the sale is in an amount of $1,000,000 or more, if the Class A shares purchased are redeemed within one year of the purchase, a CDSC will be imposed in the amount of 1.0%. If the Class A shares are redeemed during the second year after the purchase, a CDSC of 0.5% will be imposed. After the second year, no CDSC will apply. The CDSC is imposed on the lower of the cost or the current net asset value of the shares redeemed. In determining whether a CDSC is payable, a Fund will first redeem shares not subject to any sales charge. Other waivers of the initial sales charge for Class A shares are described in the Funds' registration statement.

Class A shares otherwise subject to a CDSC and owned by certain tax-exempt qualified retirement plans may be redeemed without charge to pay benefits. In addition, any shares acquired by reinvestment of dividends will be redeemable without a CDSC. In determining whether a CDSC is payable, a Fund will first redeem shares not subject to any charge.



===========================================================================================================
Class B Shares (except the U.S. Treasury Money Market Fund)
===========================================================================================================

Sale Size                                           Year                            CDSC
___________________________________________________________________________________________________________

$0 to $249,999                                      1                               4.0%
___________________________________________________________________________________________________________

                                                    2                               4.0%
___________________________________________________________________________________________________________

                                                    3                               3.0%
___________________________________________________________________________________________________________

                                                    4                               2.0%
___________________________________________________________________________________________________________

                                                    5                               2.0%
___________________________________________________________________________________________________________

                                                    6                               1.0%
___________________________________________________________________________________________________________

$250,000 to $499,999                                1                               3.5%
___________________________________________________________________________________________________________

                                                    2                               3.0%
___________________________________________________________________________________________________________

                                                    3                               2.0%
___________________________________________________________________________________________________________

                                                    4                               1.0%
___________________________________________________________________________________________________________

                                                    5                               1.0%
___________________________________________________________________________________________________________

$500,000 to $1,000,000                              1                               3.0%
___________________________________________________________________________________________________________

                                                    2                               2.0%
___________________________________________________________________________________________________________

                                                    3                               1.0%
___________________________________________________________________________________________________________

                                                    4                               1.0%

===========================================================================================================


===========================================================================================================

Class C Shares
___________________________________________________________________________________________________________

Sale Size                                           Year                            CDSC
___________________________________________________________________________________________________________

all                                                 1                               1.0%

===========================================================================================================


===========================================================================================================

Class D Shares
___________________________________________________________________________________________________________

Sale Size                                           Year                            CDSC
___________________________________________________________________________________________________________

$0 to $249,999                                      1                               6.0%
___________________________________________________________________________________________________________

                                                    2                               6.0%
___________________________________________________________________________________________________________

                                                    3                               5.0%
___________________________________________________________________________________________________________

                                                    4                               4.0%
___________________________________________________________________________________________________________

                                                    5                               4.0%
___________________________________________________________________________________________________________

                                                    6                               3.0%
___________________________________________________________________________________________________________

                                                    7                               2.0%
===========================================================================================================

Class I and Class S shares are not subject to any CDSC.

CDSCs may be waived as described in the Funds' registration statement.